UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2015 (June 11, 2015)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Investment Technology Group, Inc. (the “Company”) was held on June 11, 2015.  The stockholders elected all of the Company’s nominees for director, ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2015, approved the advisory vote on executive compensation and approved the amended and restated Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a)   Election of Directors:

Name of Director	Shares For	Shares Withheld	Broker Non-Votes
Minder Cheng	27,773,215	146,071	3,480,782
Christopher V. Dodds	27,675,580	243,706	3,480,782
Robert C. Gasser	27,671,347	247,939	3,480,782
Timothy L. Jones	27,784,309	134,977	3,480,782
R. Jarrett Lilien	27,756,010	163,276	3,480,782
T. Kelley Millet	27,751,584	167,702	3,480,782
Kevin J.P. O’Hara	27,673,812	245,474	3,480,782
Maureen O’Hara	27,638,065	281,221	3,480,782
Steven S. Wood	27,782,400	136,886	3,480,782

(b)   Ratification of the appointment of KPMG LLP as our independent auditors for the 2015 fiscal year:

Shares For	Shares Against	Shares Abstain
31,311,767	63,159	25,142

(c)   Advisory vote on executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
26,805,852	1,079,302	34,132	3,480,782

(d)   Approval of the amended and restated Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
25,261,695	2,619,660	37,931	3,480,782

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: June 12, 2015